Exhibit 99.1

Marin Software Incorporated Receives Nasdaq Notification Regarding Delisting From Nasdaq

San Francisco, CA – June 20, 2025 – Marin Software Incorporated (NASDAQ: MRIN) (“Marin,” “we,” “our,” or the “Company”), a provider of digital marketing software for performance-driven advertisers and agencies, announces that, on June 17, 2025, the Company received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq had determined that the Company did not provide a definitive plan evidencing its ability to achieve compliance with the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The Company had previously submitted a letter to Nasdaq requesting an exception to extend the Company’s listing on Nasdaq for 180 days, until October 13, 2025. As a result of Nasdaq’s determination, the Notice states that (i) the Company’s request for continued listing on Nasdaq was denied; (ii) the Company’s securities will be delisted from Nasdaq; (ii) trading of the Company’s common stock will be suspended at the opening of business on June 26, 2025; and (iii) a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq , unless the Company appeals these determinations. The Notice further states that the Company continues to be delinquent in the timely filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, as previously communicated by Nasdaq on April 16, 2025 and May 21, 2025, respectively.

The Company does not expect to appeal Nasdaq’s determinations and expects Nasdaq to file a Form 25-NSE (Notification of Removal from Listing) with the SEC to remove the Company’s common stock from listing and registration on Nasdaq.

Further, the Company does not currently intend to apply for its common stock to be traded on any of the markets operated by the OTC Markets Group Inc. due to the associated costs and in light of both the previously announced potential transaction the Company is currently exploring whereby a private equity firm would acquire substantially all of the assets of the Company, which may be through a voluntary reorganization transaction (the “Potential Transaction”), as well as the voluntary dissolution and liquidation of the Company (the “Dissolution”) that was previously approved by the Company’s stockholders. There can be no assurance that the Potential Transaction will be entered into or ultimately be successful, and the Company may abandon pursuing the Potential Transaction and instead pursue the Dissolution as previously described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 7, 2025 (the “Proxy Statement”).

For additional information regarding the Nasdaq notification and related terms, please see the Current Report on Form 8-K that the Company filed with the SEC today, which is available at www.sec.gov.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Marin disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. Actual results may differ from those indicated by such forward-looking statements the risks described under “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024, the Proxy Statement under the heading “Risk Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution,” and the Company’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Marin as of the date hereof. The Company disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Contact:

ir@marinsoftware.com